Exhibit 10.1

PROMISSORY NOTE

$3,998,573.31	Boston, Massachusetts

As used herein, the following terms shall have the following meanings:

DATE OF NOTE:

June 1, 2011

PRINCIPAL AMOUNT OF NOTE:

Three Million, Nine Hundred Ninety-Eight Thousand, Five Hundred Seventy-Three and 31/100 ($3,998,573.31)

MAKER:

Avon Street Apartments Limited Partnership

39 Brighton Avenue

Boston, MA  02134

LENDER:

Harold Brown

c/o The Hamilton Company

39 Brighton Avenue

Boston, MA 02134

MATURITY DATE:

The earlier of:  (i) ON DEMAND upon six (6) months’ notice from Lender to Maker; and (ii) four (4) years after the date of this Note.

INTEREST RATE:

Six percent (6%) per annum.

A NOTE PARTY:

Each of Maker and all guarantors of this Note.

1.             For value received, Maker hereby promises to pay to the order of Lender at the office of Lender set forth above, or at such other place or places or to such other party or parties as the holder of this Note may from time to time designate, in United States Dollars, the Principal Amount of Note, together with interest thereon, as follows: (a) interest shall accrue at the Interest Rate on the principal balance outstanding from the Date of Note until the Maturity Date and shall be due and payable annually, commencing on the first anniversary of this Note and continuing on each subsequent anniversary therefore until the Maturity Date; (b) on the Maturity Date, all outstanding principal and interest and all other amounts, if any, due hereunder shall be due and payable to Payee. Payments made hereunder shall be applied when received, first, to interest accrued, and then to reduce the principal balance; except that if any monies paid by the holder of this Note to cure any default of Maker shall not then have been repaid, payments made on account of monies due under this Note may, at the option of the holder of this Note, be applied first to repay such monies paid and remaining unpaid or against other amounts then due and the balance, if any, shall be applied on account of principal and interest in such proportions as the holder of this Note shall determine. Interest shall be computed on a daily basis on the principal balance outstanding during such period by the application of a 360 day year against the actual number of days during which Maker has had use of the funds.

2.             The privilege is reserved by Maker, and given by Lender of prepaying in whole or in part on any day prior to the Maturity Date the amount outstanding under this Note.

3.             If a default shall occur in the making of any payment provided for in this Note, at that time or at any time thereafter the holder hereof may, without notice, declare the entire balance of principal, interest and any other sums outstanding hereunder immediately due and payable and it shall be payable at 12%.

4.             Failure of the holder hereof to exercise any of its remedies following any default, or to exercise any other option granted hereunder, or the acceptance by the holder hereof of partial payments hereunder shall not constitute a waiver of any such default, but such options shall remain continuously in full force and effect.

5.             This Note may not be changed orally, but only by an agreement in writing.

6.             If there shall be more than one Note Party, the liability of each Note Party shall be joint and several. Each Note Party shall be bound by any agreement extending the time for payment or modifying the terms of payment of the Note made by the holder of this Note and Maker with or without notice to such Note Party not party to such agreement of extension or modification. The liability of each Note Party shall be unaffected by the release of any other Note Party or any modification, waiver, release or discharge of any security.

7.             Each Note Party hereby waives presentment for payment, demand, notice of dishonor, diligence in collection, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any security for this Note, and agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees and to perform and comply with each of the covenants, conditions, provisions and agreements of any of the undersigned contained in every instrument evidencing, securing or executed in connection with the indebtedness evidenced by this Note. No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of any Note Party.

8.             This Note shall be governed by, and construed in accordance with the substantive law of the Commonwealth of Massachusetts without reference to conflict of laws principles.

9.             If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note.

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note under seal as of the date first above written.

WITNESS	MAKER

AVON STREET APARTMENTS LIMITED
PARTNERSHIP, a Massachusetts limited
partnership

	By:	Avon Street Apartments, Inc., a
Massachusetts corporation,
its general partner

By:
Ronald Brown, President